UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2011

CASCADE BANCORP
(Exact name of registrant as specified in its charter)

Oregon	0-23322	93-1034484
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 NW Wall Street
Bend, Oregon 97701
(Address of principal executive offices)
(Zip Code)

(541) 385-6205
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K/A is being filed as an amendment (“Amendment No. 1”) to the Current Report on Form 8-K filed by Cascade Bancorp (the “Company”) with the U.S. Securities and Exchange Commission on May 3, 2011 (“Original Filing”). The sole purpose of this Amendment No. 1 is to disclose the Company’s decision as to how frequently it will conduct future shareholder advisory votes regarding compensation awarded to its named executive officers.  No other changes have been made to the Original Filing.

Item 5.07(d)	Submission of Matters to a Vote of Security Holders.

At the Company’s 2011 Annual Meeting of Shareholders held on April 25, 2011, the Company’s shareholders voted on, among other matters, a proposal on the frequency of future shareholder advisory votes regarding compensation awarded to named executive officers.  As previously reported by the Company, the frequency of once every year received the highest number of votes cast, as well as a majority of the votes cast on the proposal.  Based on these results, and consistent with the Company’s recommendation, the Company’s Board of Directors has determined that the Company will conduct future shareholder advisory votes regarding compensation awarded to its named executive officers on an annual basis until the next required shareholder advisory vote with respect to the frequency of future shareholder advisory votes regarding compensation of executives.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

CASCADE BANCORP

By:	/s/ Gregory D. Newton
Gregory D. Newton
EVP and Chief Financial Officer

Date:           September 2, 2011

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